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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the use of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, December 12, 1997, June 9, 1998, July 1, 1998 and July 2, 1998, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries for the three years ended December 31, 1996, included in this Current Report on Form 8-K and incorporated by reference in the previously filed Registration Statements of Premier Bancshares, Inc. on Forms S-8 (File Numbers 333-29941, 333-60249 and 333-59475), Form S-3 (File Number 333-49979) and Form S-3D (File Number 333-60245).


                                                /s/ MAULDIN & JENKINS, LLC



Atlanta, Georgia
September 28, 1998